EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements:

(1) Registration Statement (Form S-3 No. 333-277603) of Intercontinental Exchange, Inc.

(2) Registration Statement (Form S-4 No. 333-281203) Pertaining to Intercontinental Exchange, Inc. 2024 offering to exchange any and all of its 3.625% Senior Notes due 2028 identified under “Title of the Original Notes”

(3) Registration Statement (Form S-8 No. 333-264955) pertaining to the Intercontinental Exchange, Inc. 2022 Omnibus Employee Incentive Plan and the Intercontinental Exchange, Inc. 2022 Omnibus Non-Employee Director Incentive Plan

(4) Registration Statement (Form S-8 No. 333-225065) pertaining to the Intercontinental Exchange, Inc. 2018 Employee Stock Purchase Plan

(5) Registration Statement (Form S-8 No. 333-218169) pertaining to the Intercontinental Exchange, Inc. 2017 Omnibus Employee Incentive Plan

(6) Registration Statement (Form S-8 No. 333-274344) pertaining to Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan

(7) Registration Statement (Form S-8 No. 333-192301) pertaining to the Intercontinental Exchange, Inc. 2013 Omnibus Employee Incentive Plan, the Intercontinental Exchange Group, Inc. 2013 Omnibus Non-Employee Director Incentive Plan, the Intercontinental Exchange, Inc. 2009 Omnibus Incentive Plan, the Intercontinental Exchange, Inc. 2003 Restricted Stock Deferral Plan for Outside Directors, the Intercontinental Exchange, Inc. 2000 Stock Option Plan, and the NYSE Euronext Omnibus Incentive Plan of Intercontinental Exchange, Inc.

of our reports dated March 20, 2025, with respect to the consolidated financial statements of Bakkt Holdings, Inc., and the effectiveness of internal control over financial reporting, which reports appear in the Form 10-K/A of Intercontinental Exchange, Inc. dated March 20, 2025.

/s/ KPMG LLP

New York, New York

March 19, 2025